CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.


                                                                   EXHIBIT 10.5


               AMENDED AND RESTATED RESEARCH, DEVELOPMENT AND
                        COMMERCIALIZATION AGREEMENT

         THIS AMENDED AND RESTATED RESEARCH AND DEVELOPMENT AND COMMERCIALIZATION AGREEMENT (the "AGREEMENT") is entered into and made as on January 24, 2001 and is effective as December 29, 2000 (the "AMENDMENT EFFECTIVE DATE") and amends and restates that certain Research, Development and Commercialization Agreement (the "RESEARCH AGREEMENT") made and entered into as of December 29, 2000 (the "EFFECTIVE DATE") by and between Amersham Pharmacia Biotech Inc., a Delaware corporation with its principal place of business at 800 Centennial Avenue, Piscataway, New Jersey 08855-1327 ("APBIOTECH") and DNA Sciences, Inc., a Delaware corporation with its principal place of business at 2375 Garcia Avenue, Mountain View, California 94043 ("DNAS"). APBiotech and DNAS are hereinafter collectively referred to as "Parties," or individually as a "Party."

                              W I T N E S S E T H:

         WHEREAS, APBiotech is in the business of providing equipment and reagents relating to genomics and cell biology to researchers;

         WHEREAS, DNAS is in the business of performing genetic research and development for the pharmaceutical, diagnostic and healthcare industries;

         WHEREAS, the Parties wish to pursue a collaborative research and development program relating to assay, instrumentation and software research and development in the Field (as defined below) whereby APBiotech and DNAS will use commercially reasonable efforts to develop a prototype of the Microchannel Plate Platform (as defined below) for DNA sequencing and whereby APBiotech will supply DNAS with Reagents (as defined below) and certain other technology as described below;

         WHEREAS, DNAS wishes to grant, and APBiotech desires to acquire, an exclusive license (with right to sublicense) to intellectual property relating to the Microchannel Plate Platform, including any intellectual property created by DNAS as a result of the collaborative research and development program, to commercially exploit such Microchannel Plate Platform.

         NOW, THEREFORE, in consideration of the promises and mutual agreements set forth herein, the parties agree as follows:


                                    ARTICLE I
                                   DEFINITIONS

1.1 "AFFILIATE" means any company or entity controlled by, controlling or under common control with a Party hereto. "CONTROL" in this context shall mean the possession, directly or indirectly, of the power to direct the management or policies of a corporation or other


                                       1
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         business entity, whether through the ownership of voting securities, by contract or otherwise.

1.2 "APPROVED CLINICAL DIAGNOSTIC MICROCHANNEL PLATE PLATFORM" means a Microchannel Plate Platform for APBiotech which has obtained regulatory approval for clinical use by an authorized regulatory agency e.g. FDA or similar authority in the relevant country of use.

1.3 "BACKGROUND TECHNOLOGY" means any Patents and Technical Information necessary or useful for the development, manufacture, use, sale, offer for sale or import of the Microchannel Plate Platform that is owned or Controlled by a Party or its Affiliates prior to the Effective Date of this Agreement or during the term of this Agreement (but excluding all Intellectual Property).

1.4 "CONTROL" AND "CONTROLLED" in the context of intellectual property rights shall mean rights to the intellectual property sufficient for a Party to grant a license or sublicense, as applicable, under this Agreement, without such Party breaching its obligations to third parties.

1.5      "DOCUMENTATION MANAGER" has the meaning set forth in SECTION 3.2.1.

1.6 "ENHANCEMENTS" means add-ons, improvements or enhancements to the Microchannel Plate Platform.

1.7 "FIELD" means electrophoretic separation and analysis of biological samples.

1.8 "FTE" means the equivalent of the full time work of a person for a calendar year at a rate of seven (7) hours per weekday for forty-eight
         (48) weeks, carried out by one or more employees or agents of a Party.

1.9 "GENETIC-BASED CLINICAL DIAGNOSTIC" means a composition, assay and/or method to diagnose the presence of susceptibility or course of treatment of a disease by identifying the presence or absence of one or more nucleotide polymorphisms in a gene from a specimen. A diagnostic product or service which utilizes such a composition, assay and/or method may include products and services to be used by healthcare professionals as well as products and services to be used directly by consumers without the intervention of healthcare professionals.

1.10 "INTELLECTUAL PROPERTY" means any Patents and Technical Information developed pursuant to, or arising out of, the Parties' performance of the R&D Program that is owned solely by APBiotech or DNAS, or jointly by APBiotech and DNAS, in accordance with SECTION 7.2.

1.11     "JOINT PATENT RIGHT" has the meaning set forth in SECTION 7.2.

1.12     "LOSS" has the meaning set forth in SECTION 10.1.

1.13 "MEGABACE" has the meaning set forth in the Purchase Agreement (defined below).


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COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.


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1.14     "MICROCHANNEL PLATE PLATFORM" means the automated electrophoretic system for DNA sequencing and genotyping analysis, as further described in EXHIBIT A, developed by the Parties pursuant to this Agreement.

1.15 "NANOPREP TECHNOLOGY" means a small volume liquid handling platform for DNA sequencing and other sample preparation prior to analysis of such sample on MegaBACE, the Microchannel Plate Platform or other suitable platforms.

1.16 "NET SALES" means with respect to Microchannel Plate Platform, the gross amount invoiced by APBiotech and its Affiliates on sales or other dispositions of Microchannel Plate Platform systems, less the following items, provided that such items are included in the price invoiced and do not exceed reasonable and customary amounts in the country in which such sale occurred: a) trade cash and quantity discounts actually allowed and taken, b) excises, sales taxes or other taxes imposed upon and paid with respect to such sales (excluding national, state or local taxes based on income), c) freight, insurance and other transportation charges incurred in shipping the Microchannel Plate Platform systems to third parties, d) amounts repaid or credited by reason of rejections, defects, recall or returns or because of retroactive price reductions and e) rebates paid pursuant to government regulations.

1.17 "PATENT" means all foreign or domestic patents and patent applications, and all additions, provisionals, converted provisionals, divisions, continuations, continuations-in-part, substitutions, reissues, reexaminations, extensions, registrations, patent term extensions, supplementary protection certificates and renewals of any of the above.

1.18 "PURCHASE AGREEMENT" means the purchase agreement dated as of June 15, 2000 between APBiotech and DNAS.

1.19     "R&D PROGRAM" has the meaning set forth in SECTION 2.1.

1.20     "R&D TEAM" has the meaning set forth in SECTION 3.1.

1.21     "REAGENTS" has the meaning set forth in SECTION 6.4.

1.22     "RESEARCH PROJECT PLAN" has the meaning set forth in SECTION 2.4.

1.23     "STEERING COMMITTEE" has the meaning set forth in SECTION 2.1.

1.24 "SUPPLY AGREEMENT" means that certain Supply Agreement entered into between [ * ].

1.25 "TECHNICAL INFORMATION" means all compositions of matter, biological materials, techniques and data, and other know-how and technical information, including inventions (whether or not patentable), improvements and developments, practices, methods, concepts, know-how, trade secrets, documents, computer data, source code, apparatus, test data, analytical and quality control data, manufacturing, patent data or descriptions, development information, drawings, specifications, designs, plans, proposals and technical data and manuals and all other proprietary information.


[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.


                                       3.
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1.26     "UC TECHNOLOGY" means [ * ] and all additions, provisionals, converted provisionals, divisions, continuations, continuations-in-part, substitutions, reissues, reexaminations, extensions, registrations, patent term extensions, supplementary protection certificates and renewals of any of the above.


                                   ARTICLE II
                               STEERING COMMITTEE

2.1 ROLE AND COMPOSITION OF THE STEERING COMMITTEE. Promptly after execution of this Agreement, but in no event later than [ * ] following the Effective Date, APBiotech and DNAS shall organize a steering committee ("STEERING COMMITTEE") to plan, manage, approve and oversee work on the research and development activities conducted pursuant to this Agreement ("R&D PROGRAM") and to develop, update and modify the aspects of any Research Project Plan as may be necessary. The Steering Committee shall consist of [ * ] members, of whom [ * ] shall be appointed by APBiotech and [ * ] shall be appointed by DNAS. [ * ] shall have the right to appoint one (1) of its members to be the chairman of the Steering Committee. Each Party shall have the right, upon notifying the other, to change its members of the Steering Committee at any time during the term of this Agreement.

2.2 QUORUM AND VOTING. A quorum of the Steering Committee shall consist of [ * ] members, of which [ * ] shall be members appointed by APBiotech and [ * ] shall be members appointed by DNAS. Except as provided below, decisions by the Steering Committee shall be taken by majority vote. In the event of a tie in any majority vote of the Steering Committee, the Chairman shall cast the tie-breaking vote, it being agreed that [ * ] has [ * ] in relation to [ * ] (except as provided below) conducted pursuant to this Agreement. Notwithstanding this SECTION 2.2, any decisions of the Steering Committee relating to (i) increasing the number of FTEs that DNAS shall make available for appointment to the R&D Program pursuant to SECTION 3.2.1 above [ * ] per year; (ii) [ * ]; or (iii) the location at which DNAS' FTEs conduct activities under a Research Project Plan, shall be taken by unanimous vote. In such cases if no unanimous vote is obtained, the status quo as to the particular issue shall remain.

2.3 MEETINGS OF THE STEERING COMMITTEE. The Parties shall hold meetings of the Steering Committee as mutually agreed by the Parties, but in no event less than four (4) quarterly meetings per year, to review the research and development activities overseen by the Steering Committee and to discuss future activities under this Agreement. The first meeting of the Steering Committee shall take place within fourteen (14) days of the Effective Date. The Steering Committee shall meet, in person (at such locations as may be determined by the Parties from time to time), or by video or teleconference call, as determined by the Steering Committee. Minutes of all meetings setting forth decisions of the Steering Committee shall be prepared and circulated to the members of the Steering Committee for each Party within fifteen (15) days after each meeting. Responsibility for preparing the minutes shall alternate between the Parties with APBiotech being responsible for the minutes of the first meeting, but the minutes shall not become official until approved by both Parties.


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2.4      RESEARCH PROJECT PLAN. The Steering Committee shall be responsible for creating a research project plan prior to the commencement of any research and/or development activities which shall set forth in detail:
         (i) the specific objective of the research and/or development; (ii) the activities to be conducted by each Party (including FTE allocation and the location at which any such activities are to be conducted); (iii) the schedule for the research and/or development including any milestones to be met and the proposed completion date; and (iv) a budget and the funding to be provided pursuant to SECTION 3.3 (each a "RESEARCH PROJECT PLAN").

         2.4.1 The Steering Committee shall approve each Research Project Plan. A Preliminary Research Project Plan approved by the Steering Committee will be attached hereto by the Steering Committee within fifteen (15) days after the Effective Date.

         2.4.2      DNAS INDEPENDENT RESEARCH AND DEVELOPMENT. Subject to
                    SECTION 3.6, in the event that DNAS desires to conduct independent research and/or development activities in the Field, including any and all activities relating to Enhancements, prior to conducting any such research and/or development activities, DNAS shall present a proposal outlining such activities to the Steering Committee and the Steering Committee shall determine whether to include such proposal in the R&D Program. If the Steering Committee decides to include any such DNAS proposal in the R&D Program, a Research Project Plan shall be created covering such proposal and any Technical Information or Intellectual Property developed thereunder shall be included in licenses granted to DNAS and APBiotech pursuant to SECTIONS 7.3 AND 7.4, respectively. In the event that the Steering Committee determines not to include such proposal in the R&D Program, the Steering Committee shall notify DNAS of such decision in writing within thirty (30) days of the presentation and, so long as such activities and any related commercialization shall not exceed the scope of permitted activities under
                    SECTION 3.6 AND 7.4.3, DNAS may conduct such research and/or development activities but only within the scope of the proposal presented to the Steering Committee (any such activity, a "RELATED DNAS PROGRAM").


                         (i) From time to time, but in no event less than each
                    calendar quarter, DNAS shall provide the Steering Committee with a report, in writing, of any Related DNAS Programs and shall include in such report a description of the activities conducted by DNAS under any such program including (a) any Enhancements developed under a Related DNAS Program and (b) any Patents or Technical Information relating to an Enhancement (such Patents and Technical Information, hereinafter referred to as "RELATED DNAS INTELLECTUAL PROPERTY"). Such reports shall be in a form and contain sufficient detail to evaluate the nature and applications of any such Enhancements and Related DNAS Intellectual Property.

                         (ii) With respect to any Related DNAS Intellectual
                    Property, DNAS agrees that, prior to approaching any third party, or if requested by APBiotech, the Parties will in good faith negotiate an exclusive license (hereinafter referred to as


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                                       5.
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                    a "Related License") under such Related DNAS Intellectual
                    Property to APBiotech. If DNAS and APBiotech cannot agree on the terms of any such Related License within [ * ] of commencing such negotiations, then DNAS may negotiate a license of such DNAS Related Intellectual Property with a third party [ * ] with APBiotech within such [ * ] period (the "Proposed Related License Terms"); provided, however, that, in each case, prior to entering into any agreement with a third party related to the DNAS Related Intellectual Property, DNAS shall, in each case, notify APBiotech in writing and provide together therewith a copy [ * ] of such agreement [ * ] (the "Third Party License") [ * ] Proposed Related License Terms [ * ] (the "Notice"). If APBiotech [ * ] the Proposed Related License Terms, APBiotech shall so notify DNAS within [ * ] of APBiotech's receipt of the Notice (including APBiotech's receipt of such copy of such Third Party License as specified in this Section above). If APBiotech does so notify DNAS within such [ * ] period, APBiotech shall have the right to enter into an agreement with DNAS [ * ] Third Party License. If APBiotech does not so notify DNAS within such [ * ] period, then DNAS may enter into the agreement with the third party [ * ] Third Party License, as specified to APBiotech in the Notice; provided, that in no event shall DNAS grant any rights [ * ] In the event that there is a dispute between the Parties as to whether [ * ], and APBiotech wishes to enter into an agreement with DNAS [ * ], then the Parties shall submit the matter for resolution pursuant to the arbitration process set forth on EXHIBIT H attached hereto. If the parties submit the matter for resolution pursuant to the arbitration process set forth on EXHIBIT H, the authority and role of such arbitrator shall be limited solely to determining [ * ]

2.5 OTHER RESPONSIBILITIES OF THE STEERING COMMITTEE. The Steering Committee will develop invention disclosure and documentation requirements for use by employees of both Parties who participate in the R&D Team.


                                   ARTICLE III
                            RESEARCH AND DEVELOPMENT

3.1 RESEARCH AND DEVELOPMENT TEAM. Subject to SECTION 3.3, the Parties shall form a joint research and development team by appointing employees of each Party to perform tasks set forth in any Research Project Plan under the supervision of the Steering Committee ("R&D TEAM"). Each Party will be responsible for the payment of all compensation to its respective employees and representatives. None of the employees or representatives of either Party will be considered, for any reason, to be an employee of the other.

         3.1.1 DNAS shall make available a minimum of [ * ] and a maximum of [ * ] FTEs to be appointed to the R&D Team as provided in the Research Project Plan and APBiotech shall fund the actual number of FTEs as provided in SECTION 3.3. DNAS shall make reasonable commercial efforts to appoint to the R&D Team, the DNAS employees set forth on EXHIBIT C (each a "DNAS TEAM MEMBER"). In the event that DNAS, despite reasonable commercial efforts, is unable to make a DNAS Team Member available to be appointed to the R&D Team, DNAS shall provide written notice to the Steering Committee identifying the DNAS Team


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                    Member who is unable to be made available and the reasons
                    for such unavailability; provided that, DNAS may not prevent a DNAS Team Member from being appointed to the R&D Team for convenience. Without in any way limiting the foregoing, the Parties agree that, so long as DNAS makes reasonable commercial efforts to make DNAS Team Members available to be appointed to the R&D Team and DNAS makes available other employees for appointment to the R&D team, DNAS shall not be in breach of its obligations under this SECTION 3.1.1 provided, that, all DNAS employees appointed to the R&D Team shall have qualifications and a level of skill sufficient to perform the research and development activities under the R&D Program.

         3.1.2 Subject to SECTIONS 3.1.1 AND 3.3, the Steering Committee shall have the right to adjust the membership of the R&D Team, at any time. In the event that the Steering Committee determines that the number of DNAS employees currently appointed to the R&D Team exceeds the Parties requirements or is insufficient to perform the activities in any Research Project Plan, the Steering Committee shall notify DNAS and DNAS shall have a period of six (6) months to implement any increase or decrease in the absolute number of DNAS employees appointed to the R&D Team; provided that, any change to the number of DNAS FTEs appointed to the R&D Team shall not result in less than the minimum commitment of DNAS FTEs or exceed the maximum commitment of DNAS FTEs pursuant to SECTION 3.1.1 being appointed to the R&D Team at any time without the prior written agreement of the parties.

3.2 COOPERATION AND ASSISTANCE; DISCLOSURE OF TECHNICAL INFORMATION. The Parties shall cooperate with and assist each other in performing the various aspects of the R&D Program and the corresponding tasks set forth in any Research Project Plan for performance by each Party. The Parties each agree to provide and make available to the other such Technical Information comprising the Background Technology of the Party as may be necessary or desirable to enable the Parties to develop the Microchannel Plate Platform, in accordance with the procedure for disclosure of such information set forth in SECTION 3.2.1. In addition, DNAS shall provide to APBiotech, at APBiotech's reasonable request and as is available to DNAS, such additional Technical Information and technical assistance as may be necessary or desirable to enable APBiotech to commercially exploit the Microchannel Plate Platform, to the extent DNAS owns or controls such information under any agreements with third parties relating thereto. Any Technical Information or technical assistance provided by one Party to the other pursuant to this SECTION 3.2 shall be subject to the confidentiality obligations set forth in ARTICLE XII.

         3.2.1 DOCUMENTATION MANAGERS. Each Party shall designate one or more persons who shall have the responsibility to ensure that the designated person or persons of the other Party are informed of and receive, in confidence, information to be exchanged pursuant to SECTION 3.2 (each, a "DOCUMENTATION MANAGER").

3.3 COSTS. Subject to SECTION 3.4, APBiotech shall be responsible for its own costs incurred under the R&D Program and for the costs of the DNAS employees appointed to the R&D Program in accordance with SECTION 3.1, to the extent that such DNAS employees are


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         engaged in activities under any Research Project Plan. APBiotech shall fund the DNAS employees appointed to the R&D Program working [ * ], to the extent such employees are performing activities under any Research Project Plan, at an annual rate of [ * ] per FTE actually working on any Research Project Plan, or if DNAS employees appointed to the R&D Program are performing activities under any Research Project Plan at [
         * ], at a rate of [ * ] per FTE. Such amounts shall be inclusive of any personnel, overhead and other charges, including costs of any materials used by such DNAS employees in performing activities pursuant to any Research Project Plan.

         3.3.1 DNAS shall account to APBiotech for the costs and expenses incurred by DNAS pursuant to any Research Project Plan, on a monthly basis, in a written report which shall include:

                         (i) in order to calculate APBiotech's costs pursuant to
                  SECTION 3.3 during such month, (a) the hours worked by DNAS employees in performing activities pursuant to a Research Project Plan, converted into FTEs, (b) total number of DNAS FTEs and (c) the rates to be charged pursuant to SECTION 3.3 in relation to the activities conducted by such DNAS FTEs; and,

                         (ii) [ * ]

         3.3.2 To the extent that any other research and development costs approved by the Steering Committee pursuant to SECTION 2.4 are incurred by the Parties under this Agreement, the Parties shall agree, on a project-by-project basis, who shall be responsible for such costs and include such costs in the budget set forth in Research Project Plans from time to time.

3.4 FACILITIES. Each Party agrees to furnish, [ * ], such facilities and equipment as are reasonably necessary to conduct the research and development activities contemplated by this Agreement. Employees, representatives or other personnel of each Party may visit the facilities where research and development activities are taking place pursuant to this Agreement, upon reasonable advance notice and at times reasonably acceptable to the Party whose facilities are to be visited. Employees, representatives or other personnel of each Party, during the time they are present on the premises of the other Party, will be subject to all rules and regulations prevailing on such premises.

3.5 RECORD KEEPING. Each Party shall record in written form, to the extent practical, all Technical Information relating to its research and development activities under the R&D Program which writing shall be signed, dated and witnessed, consistent with standard practices of each Party and what is normal and customary in the industry. Each Party shall also keep detailed records sufficient to document and evidence its costs incurred in connection with performing activities under any Research Project Plan including the amount of time dedicated by employees of such Party to each research and development project. To the extent practical, such written records shall be kept separately from written records documenting other research, development or manufacturing activities of such Party. All such written records of the Parties shall be maintained in a form typically used in the industry intended to support establishment of inventorship under United States law. All such written records shall be provided to the Steering Committee upon request and


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         shall be open to inspection by the other Party during normal business hours upon reasonable prior written notice.

3.6      CERTAIN DNAS ACTIVITIES.  During the term of this Agreement:

         3.6.1 DNAS shall not, either itself or through or with any Affiliate or third party, [ * ] for the development of [ * ], or [ * ], THAT, DNAS shall [ * ], but only in accordance with SECTION 2.4.2.

         3.6.2      In no event shall DNAS [ * ], including any [ * ] that is [
                    * ]. Nothing in this Agreement shall prevent DNAS from utilizing any instrument in the Field to provide services to third parties.


                                   ARTICLE IV
                                    PAYMENTS

4.1 TECHNOLOGY ACCESS FEE. In partial consideration for the license and exclusive commercialization rights granted APBiotech herein, APBiotech shall pay to DNAS a technology access fee of seven million five hundred thousand dollars ($7,500,000), which shall be paid [ * ]

4.2      PRODUCT FEES. DNAS shall pay APBiotech the amounts set forth in
         ARTICLE VI for the supply of the products, including the Microchannel Plate Platform set forth in such Article.

4.3 ROYALTY. With the exception of any amounts payable by APBiotech in accordance with SECTION 4.1 and the royalty that the Parties have agreed upon pursuant to SECTION 5.1, there shall be no royalty payments due by either Party under this Agreement. Commencing with [ * ] of this Agreement in which APBiotech makes a Microchannel Plate Platform available for ordinary commercial sales in any market, APBiotech shall deliver to DNAS, within [ * ] the end of each calendar quarter, a written accounting of Net Sales on a country by country basis, including without limitation the nature and amount of any royalty reductions permitted hereunder and taken by APBiotech. APBiotech shall pay to DNAS royalties due for each quarter within [ * ] the end of such calendar quarter by transferring immediately available funds to such bank acount as DNAS may designate from time to time. Any payments due hereunder on Net Sales outside of the United States shall be payable in United States dollars at the rate of exchange of the currency of the country in which the Net Sales are made as quoted by Citibank foreign exchange desk at the close of business on the business day immediately preceeding the earlier of the date of the payment or the date on which payment is due. APBiotech shall keep complete and accurate records of Net Sales and all amounts payable hereunder. DNAS shall have the right, at DNAS' expense (except as set forth below), to have an independent, certified public accountant reasonably acceptable to APBiotech, review such records at a mutually acceptable location upon reasonable notice and during regular business hours for the purpose of verifying Net Sales and the royalties and other payments payable to DNAS. Results of such review shall be made available to both parties. If the review reflects an underpayment of royalties to DNAS, such


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         underpayment shall be promptly remitted to DNAS. If the underpayment is equal to or greater than five percent (5%) of the royalty that was otherwise due, APBiotech shall pay all costs of such review.


                                    ARTICLE V
                                COMMERCIALIZATION

5.1      COMMERCIALIZATION OF MICROCHANNEL PLATE PLATFORM. Pursuant to SECTION
         7.3 and subject to the third sentence of this SECTION 5.1, APBiotech shall have the exclusive right to manufacture, promote, market, distribute, offer for sale, sell, import and export the Microchannel Plate Platform. Subject to SECTION 5.2, APBiotech shall be permitted to act through or with its Affiliates or sublicensees and APBiotech, its Affiliates and sublicensees shall be permitted to contract with and act through and/or with third party distributors in connection with the manufacture, promotion, marketing, distribution, offering for sale, sale, importation and exportation of the Microchannel Plate Platform. However, APBiotech shall have no rights under this Agreement to [ * ] the Microchannel Plate Platform [ * ] prior to the [ * ]. Thereafter, APBiotech shall have the [ * ] the Microchannel Plate Platform [ * ]. Subject to Section 5.2 below, in connection with any sale of a Microchannel Plate Platform, APBiotech shall pay to DNAS a royalty of [ * ] of Net Sales of Microchannel Plate Platform by APBiotech, its Affiliates and sublicensees.

5.2 COMMERCIALIZATION OF APPROVED MICROCHANNEL PLATE PLATFORM. Within [ * ] prior to the initial pilot production run of the Microchannel Plate Platform, at the request of either Party, the Parties shall negotiate in good faith financial terms covering the commercialization by APBiotech of the Approved Microchannel Plate Platform [ * ] If, within three (3) months of such request the the Parties have not executed an agreement covering the commercialization of the Microchannel Plate Platform by APBiotech [ * ] as described above, then the Parties shall submit the matter to the arbitration process set forth on EXHIBIT H. If the Parties submit the matter for binding arbitration pursuant to EXHIBIT H, the arbitrator shall determine the remaining material terms on which the parties have not agreed, including a reasonable royalty payable by APBiotech to DNAS, taking into account the use of the DNAS Background Technology, the DNAS Intellectual Property and, to the extent applicable, any DNAS Related Intellectual Property licensed to APBiotech pursuant to SECTION 2.4.2(II), in connection with the commercialization by APBiotech of the Microchannel Plate Platform [ * ]

5.3 REVENUES AND COSTS. Any and all activities undertaken by APBiotech pursuant to this Article V shall be at APBiotech's sole expense and APBiotech may collect and retain any and all revenues derived from APBiotech's activities pursuant to this Article V without payment of any royalty or other fee to DNAS.

5.4 DILIGENCE WITH RESPECT TO DEVELOPMENT. APBiotech and DNAS shall use commercially reasonable efforts to develop the Microchannel Plate Platform.

5.5 SALE OF MICROCHANNEL PLATE PLATFORM. Notwithstanding anything contained herein, APBiotech shall have no obligation to continue to offer for sale or sell to DNAS or its Affiliates or any third party the Microchannel Plate Platform in the event that it is no


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         longer commercially viable for APBiotech to so offer for sale or sell to Microchannel Plate Platform. APBiotech shall have the right to take into consideration commercial and business factors when making any determination concerning whether to continue to offer for sale or sell the Microchannel Plate Platform and in making such determinations shall act in accordance with its reasonable business practices and judgment in such regard.


                                   ARTICLE VI
                           SUPPLY OF PRODUCTS TO DNAS

6.1 SUPPLY OF MICROCHANNEL PLATE PLATFORM PROTOTYPES. APBiotech agrees to supply to DNAS [ * ] prototype Microchannel Plate Platform [ * ] and an additional [ * ] prototype Microchannel Plate Platforms at a price equal to [ * ] of such prototypes [ * ] PROVIDED, THAT, such price shall not exceed [ * ] for each prototype.

6.2 SUPPLY OF MICROCHANNEL PLATE PLATFORM PILOTS. At the time APBiotech is in the process of finalizing its initial pilot production run of the Microchannel Plate Platform, but in any event not less than [ * ] prior to the full commercial availability of the Microchannel Plate Platform, APBiotech shall offer to DNAS the opportunity to purchase up to [ * ] of such initial pilot production run at a price equal to the lowest price at which APBiotech sells to any third party in the initial pilot production run. DNAS shall notify APBiotech within [ * ] of such offer if DNAS desires to purchase any of the initial pilot production run and shall specify in such notice the number of Microchannel Plate Platforms that DNAS desires to purchase, up to a maximum of [ * ] of such initial pilot production run. APBiotech shall deliver the number of Microchannel Plate Platforms specified by DNAS in accordance with
         SECTION 6.3 not less than [ * ] prior to full commercial availability of the Microchannel Plate Platform. If DNAS does not notify APBiotech that it desires to purchase any of the initial pilot production run within such [ * ], APBiotech shall be free to offer for sale and sell the instruments produced in such initial production run to such third parties, and on such terms and conditions (consistent with SECTION 5.2 and the scope of the licenses granted herein), as APBiotech may, in its sole discretion, determine. If, at any time during the [ * ] period following DNAS providing such notice to APBiotech, APBiotech provides a unit in the initial pilot production run to a third party at a price less than the price paid by DNAS, the price paid by DNAS shall be adjusted retrospectively and APBiotech shall promptly credit DNAS with an amount equal to the difference between the price paid by DNAS and the price paid by any such third party.

         6.2.1 After the Microchannel Plate Platform has become commercially available, DNAS may purchase from APBiotech DNAS' and its Affiliates' requirements of Microchannel Plate Platforms at a price [ * ]

6.3 DELIVERY OF MICROCHANNEL PLATE PLATFORMS. APBiotech shall deliver the Microchannel Plate Platforms supplied to DNAS, in accordance with SECTIONS 6.1 AND 6.2, to DNAS, F.O.B., Sunnyvale, California according to APBiotech's standard terms and conditions, attached hereto as EXHIBIT D. Upon delivery, APBiotech shall invoice DNAS and payment shall be due thirty (30) days from the date of the invoice.


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6.4      REAGENT SUPPLY. APBiotech shall supply DNAS with certain reagents as set forth on EXHIBIT E ("Reagents") at the prices and according to the terms and conditions set forth therein and on EXHIBIT D; PROVIDED, THAT, DNAS' use of such Reagents shall be in accordance with the rights granted to DNAS pursuant to SECTION 7.3.2. Nothing in this SECTION 6.4 shall be interpreted to modify, amend or otherwise alter the price upon which APBiotech provides to DNAS certain other consumables for [ * ] The Parties agree that the Supply Agreement is hereby terminated.

6.5 ADDITIONAL TECHNOLOGIES. The Parties agree to discuss in good faith, but shall be under no obligation to enter into any agreement with respect to, the terms and conditions upon which:

         6.5.1 APBiotech shall provide and make available to DNAS access to the [ * ] and shall provide or make available to DNAS information about APBiotech's [ * ] prior to entering into any such discussions; and

         6.5.2 DNAS shall provide APBiotech access to DNAS' Technical Information and other intellectual property related to the [ * ]

6.6 [ * ] With respect to any instrument or reagent for which DNAS is entitled to [ * ], upon request by DNAS, APBiotech shall provide documentation verifying the price charged to DNAS pursuant to the terms hereunder.


                                   ARTICLE VII
                             OWNERSHIP AND RIGHTS IN
                              INTELLECTUAL PROPERTY

7.1 OWNERSHIP OF BACKGROUND TECHNOLOGY. Each Party shall retain ownership of any and all intellectual property rights of such Party in and to (i) the Background Technology and (ii) any other products or intellectual property rights of such Party outside the scope of this Agreement.

7.2 OWNERSHIP OF INTELLECTUAL PROPERTY DEVELOPED PURSUANT TO THIS AGREEMENT. Inventorship shall be determined by reference to United States laws pertaining to ownership. If an invention is made in connection with the R&D Program by one (1) or more employees or consultants of each Party, it shall be jointly owned. If an issued Patent or pending Patent application, which is filed in the United States Patent & Trademark Office or in the Patent & Trademark Office in any applicable jurisdiction, claims such an invention, such Patent or Patent application shall be jointly owned (such jointly owned patents, hereafter designated as "JOINT PATENT RIGHTS"). If an invention is made in connection with the R&D Program or otherwise under this Agreement is made solely by an employee or consultant of a Party, it shall be owned solely by such Party, and any Patent or Patent application claiming such solely owned invention shall be solely owned by such Party ("SOLE PATENT RIGHTS"). Each inventor of any invention developed in connection with the R&D Program shall be under an obligation to, and shall, assign his/her interest in such invention to his/her respective Party employer, or in the case of a consultant, to the Party retaining that consultant, as the case may be, and such rights shall therefore vest in the


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         respective Party to whom the inventor assigns his/her rights. Any
         Joint Patent Rights or Sole Patent Rights shall automatically be subject to the terms of the licenses granted pursuant to SECTIONS 7.3 AND 7.4 (and the other terms and conditions of this Agreement), to the extent of such Party's rights in the same.

7.3 LICENSE TO DNAS BACKGROUND TECHNOLOGY AND INTELLECTUAL PROPERTY. Subject to the terms and conditions of this Agreement, including the limitation in SECTION 5.1 and any financial terms which must be agreed upon pursuant to SECTION 5.2, DNAS hereby grants to APBiotech:

         7.3.1 A worldwide, non-exclusive, royalty-free license, including the right to grant sublicenses (which themselves may include the right to grant further sublicenses), to DNAS' Background Technology, including those Patents listed on EXHIBIT G, to manufacture, promote, market, distribute, use, offer for sale, sell, import and export the Microchannel Plate Platform and as necessary to fulfill APBiotech's obligations under the R&D Program;

         7.3.2 A worldwide, exclusive (except to the extent of DNAS' rights pursuant to SECTIONS 2.4.2 AND 7.4.1), royalty-free license, including the right to grant sublicenses (which themselves may include the right to grant further sublicenses), to the DNAS Intellectual Property, to manufacture, promote, market, distribute, use, offer for sale, sell, import and export the Microchannel Plate Platform and as necessary to fulfill APBiotech's obligations under the R&D Program.

7.4 LICENSE TO APBIOTECH BACKGROUND TECHNOLOGY AND INTELLECTUAL PROPERTY. Subject to the terms and conditions of this Agreement, including
         SECTION 3.6, APBiotech hereby grants to DNAS:


         7.4.1 A worldwide, non-exclusive, non-transferable license to use APBiotech's Background Technology, the APBiotech Intellectual Property and, subject to SECTION 7.5, the UC Technology:

                       (i) to develop and use the Microchannel Plate Platform
                  as necessary to fulfill DNAS' obligations under the R&D Program; and,

                       (ii) to use the Microchannel Plate Platform as
                  necessary to conduct research relating to, and to develop, offer for sale and sell Genetic-Based Clinical Diagnostic services and products ancillary to such Genetic-Based Clinical Diagnostic services to any Affiliate of DNAS or any third party; provided, that, any such ancillary products shall not include [ * ]

         7.4.2 A worldwide, non-exclusive, non-transferable, royalty-free (except as provided in SECTION 6.4) license or sublicense, as applicable, to use Reagents provided to DNAS pursuant to
                  SECTION 6.4 for DNA sequencing in accordance with the terms set forth in the label attached hereto as EXHIBIT F. Notwithstanding the foregoing, nothing in this SECTION 7.4.2 shall be construed to grant to DNAS in connection with a sale of Reagents pursuant to SECTION 6.4 any right or license under any


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                  other applicable third party patents relating to the
                  Reagents, for any [ * ] use of such Reagents not otherwise permitted under the appropriate label license.

         7.4.3 During the term of the R&D Program, APBiotech hereby grants to DNAS a non-exclusive, worldwide royalty-free license, without right to sublicense, under APBiotech's Background Technology and the Intellectual Property,

                       (i) to the extent of APBiotech' rights in the same, as
                  necessary to perform activities under any Related DNAS Program; and

                       (ii) subject to the procedure in SECTION 2.4.2 (II), to
                  manufacture and to market, promote, distribute, offer for sale and sell any Enhancements arising out of any DNAS Related Program.

         7.4.4    Notwithstanding the foregoing, nothing in SECTIONS 7.4.1,
                  7.4.2 OR 7.4.3 shall be construed to grant to DNAS any right to offer for sale, sell or otherwise distribute to any Affiliate of DNAS or any third party the Microchannel Plate Platform for any purpose whatsoever.

7.5 UNIVERSITY OF CALIFORNIA OPTIONS. The Parties acknowledge that DNAS has exercised its option to exclusively license from the University of California certain technology relating to the development of the Microchannel Plate Platform (the "UC TECHNOLOGY"). A copy of all relevant correspondence and draft agreements has been provided to APBiotech. On the Effective Date, DNAS hereby agrees to assign to APBiotech its entire interest in and to such options and APBiotech shall, prior to April 10, 2001, enter into one or more license agreements with the Regents of the University of California under which APBiotech shall obtain an exclusive license under the UC Technology (the "UC LICENSE"). In the event that APBiotech fails to enter into the UC License, DNAS' assignment of its rights to the UC Technology to APBiotech shall automatically be revoked and such rights to license the UC Technology shall entirely and exclusively revert back to DNAS. In the event that the rights to so license the UC Technology revert back to DNAS, such license shall be deemed to be included in the grant of license to APBiotech to the DNAS Background Technology pursuant to
         SECTION 7.3.1.


                                  ARTICLE VIII
                       PATENT PROSECUTION AND MAINTENANCE

8.1 PATENTS RELATING TO BACKGROUND TECHNOLOGY. Each Party shall be responsible for the preparation, filing, prosecution, maintenance and enforcement, in its reasonable judgment and at its expense, of any Patents with respect to such Party's inventions or discoveries relating to such Party's Background Technology.

8.2 PATENT PROSECUTION AND MAINTENANCE. Each Party shall use reasonable efforts to promptly notify the other Party of any patentable invention developed pursuant to or arising out of the R&D Program, or any other research and/or development activities under this Agreement ("INVENTIONS"). During and after the term of this Agreement, APBiotech shall be responsible for preparing, filing, prosecuting and maintaining, in its reasonable


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         judgment and at its expense, of any Patent applications and/or Patents claiming Inventions. If APBiotech, prior or subsequent to filing such Patent applications elects not to file or prosecute such Patent applications or maintain any ensuing Patents, APBiotech shall notify DNAS within a reasonable time period prior to allowing such Patents or Patent applications to lapse or become abandoned or unenforceable, and DNAS may prepare, file, prosecute, and maintain any such Patents, at DNAS' expense. Any such Patent shall be deemed to be included in the license grants pursuant to SECTIONS 7.3 AND 7.4, as applicable.

8.3 COOPERATION. At the request of the Party performing prosecution of any Patent application pursuant to SECTION 8.2, the other Party shall cooperate, in all reasonable ways, in connection with the prosecution of all such Patent applications. Each Party shall make available to the other, or its respective authorized attorneys, agents or representatives, such of its employees as the other Party in its reasonable judgement deems necessary in order to assist such other Party with the prosecution of such Patents. Each Party shall sign or use its commercially reasonable efforts to have signed and delivered at no charge to the other Party all legal documents necessary in connection with such prosecution and maintenance.

8.4      ENFORCEMENT OF PATENT RIGHTS.

         8.4.1 NOTICE. In the event that either Party becomes aware of a suspected infringement of any Patents or Patent applications included in the Intellectual Property, such Party shall promptly provide written notice of such suspected infringement to the other Party.

         8.4.2 ENFORCEMENT OF DNA INTELLECTUAL PROPERTY. DNAS shall have the first right (but not the obligation) to initiate any legal action or suit with respect to any suspected infringement of the Patents comprising Intellectual Property owned by DNAS, as DNAS determines is appropriate. APBiotech shall provide DNAS with reasonable assistance in connection with such legal action, as reasonably requested by DNAS, at DNAS' reasonable cost and expense, including joining such action as a party plaintiff, if necessary. In the event that DNAS does not commence an action or proceeding against a suspected infringer of any patent rights relating to the Intellectual Property within ninety (90) days of the notice of infringement, APBiotech shall have the right (but not the obligation), to initiate any legal action or suit with respect to such suspected infringement. If APBiotech exercises its right to initiate any legal action or suit with respect to any Patent rights comprising the Intellectual Property owned by DNAS, the Parties shall jointly decide on all matters and issues related to the enforcement, including selection of patent and litigation counsel. DNAS shall provide APBiotech with reasonable assistance in connection with such legal action, as reasonably requested by APBiotech, at APBiotech's reasonable cost and expense, including joining such action as a party plaintiff, if necessary.

         8.4.3 ENFORCEMENT OF APBIOTECH INTELLECTUAL PROPERTY. APBiotech shall have the sole right (but not the obligation) to initiate any legal action or suit with respect to any


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                  suspected infringement of the Patents comprising
                  Intellectual Property owned by APBiotech, as APBiotech determines is appropriate. DNAS shall provide APBiotech with reasonable assistance in connection with such legal action, as reasonably requested by APBiotech, at APBiotech's cost and expense, including joining such action as a party plaintiff, if necessary.

8.5      SETTLEMENT; DAMAGES. The Party controlling any such action described in
         SECTION 8.4 may not settle or consent to any judgement that could reasonably be foreseen to adversely affect the other Party without the express written consent of the non-controlling Party (such consent not to be unreasonably withheld), except that APBiotech may settle or consent to an adverse judgment in any action described in SECTION 8.4 without obtaining consent from DNAS unless any such settlement or consent judgment would either impose a financial or other material obligation upon DNAS, or limit the scope of or invalidate any Intellectual Property owned solely or jointly by DNAS, in which event APBiotech shall obtain DNAS' prior written consent (such consent not to be unreasonably withheld). Unless otherwise mutually agreed by the Parties, and subject to DNAS' indemnity obligations set forth in
         ARTICLE X, all monies recovered upon the final judgment or settlement of any such action, shall be used: first, to reimburse each of the Parties on a pro-rata basis for its out-of-pocket expenses (including reasonable attorneys' fees) incurred in connection with the action; second, any remaining amount shall be shared by the Parties according to the following ratio: sixty percent (60%) to the Party controlling such action and forty percent (40%) to the other Party.

8.6 THIRD PARTY CLAIMS OR ACTIONS. In the event any claim or action is asserted against APBiotech alleging infringement or misappropriation of any intellectual property right of any third party as a result of the exercise of the licenses granted by DNAS to APBiotech in order to allow APBiotech to commercially exploit the Microchannel Plate Platform, APBiotech shall notify DNAS promptly, and DNAS, at DNAS' expense, shall have the right to be represented by counsel of DNAS' selection in any such matter. APBiotech shall consult with DNAS on all matters of significance relating to any such claim or action in a timely manner prior to any action having to be taken and shall incorporate and act on advice given by DNAS to the extent reasonable. APBiotech shall also provide DNAS with copies of all filings and correspondence of significance relating to any such claim or action. DNAS shall provide APBiotech, at APBiotech's expense, with such information and assistance as APBiotech shall reasonably request for purposes of defending any such claim or action. APBiotech shall obtain DNAS' prior written consent prior to entering into any settlement, consent judgment or other voluntary disposition of any such claim or action.


                                  ARTICLE IX
                         REPRESENTATIONS AND WARRANTIES

9.1 MUTUAL REPRESENTATIONS AND WARRANTIES. Each Party hereby represents and warrants that such Party (a) is a corporation duly organized, validly existing and in good standing under the laws of the State of its incorporation; (b) has the full right, power and authority necessary to enter into this Agreement, to perform its obligations hereunder and to grant


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         the rights and licenses to the other Party that it purports to grant hereunder; and (c) has not entered and will not enter into any agreement in conflict with this Agreement.

9.2 REPRESENTATION AND WARRANTIES OF DNAS. DNAS hereby represents and warrants to APBiotech that DNAS has already disclosed or will, during the term of this Agreement, disclose, to APBiotech any and all information that may be material to APBiotech's decision to enter into this Agreement, and to commercially exploit the Microchannel Plate Platform, including all Technical Information comprising DNAS's Background Technology.

9.3 REPRESENTATION AND WARRANTIES OF APBIOTECH. APBiotech represents [ * ], to the best of its knowledge, no restrictions on use for commercial diagnostic purposes have been placed on any of the rights listed on the label license (set forth in EXHIBIT F) which will accompany reagents purchased by DNAS from APBiotech for sequencing.


                                   ARTICLE X
                    INDEMNIFICATION; LIMITATION ON LIABILITY

10.1 INDEMNIFICATION BY DNAS. DNAS agrees to indemnify and hold forever harmless APBiotech, and its Affiliates and each of their agents, directors, officers and employees, from and against any claims by a third party for the loss, damage, action, proceeding, cost, expense or liability (including reasonable attorneys' fees) (collectively, "LOSS") arising from or in connection with: (a) the breach or inaccuracy of any representations or warranties made by DNAS in this Agreement; (b) other breach of this Agreement by DNAS; (c) the infringement or misappropriation of any patent, copyright, trade secret or other intellectual property right of a third party in connection with APBiotech's commercial exploitation of the Microchannel Plate Platform to the extent that any such claim arises out of APBiotech's practice of the licenses granted to it under Background Technology owned or controlled by DNAS or Intellectual Property solely owned or controlled pursuant to SECTION 7.3; and, (d) the infringement or misappropriation of any patent, copyright, trade secret or other intellectual property right of a third party in connection DNAS' development or use of the Microchannel Plate Platform to develop, offer for sale, or sell [ * ]; provided, that, such infringement or misappropriation substantially relates to the use of the Microchannel Plate Platform to provide [ * ] and [ * ]; in each case except to the extent such Loss arises from the negligence, recklessness or willful misconduct of APBiotech or breach of this Agreement by APBiotech.

10.2 INDEMNIFICATION BY APBIOTECH. APBiotech agrees to indemnify and hold forever harmless DNAS, and its Affiliates and each of their agents, directors, officers and employees, from and against any Loss arising from or in connection with: (a) the breach or inaccuracy of any representations or warranties made by APBiotech in this Agreement; and,
         (b) other breach of this Agreement by APBiotech; in each case except to the extent such Loss arises from the negligence, recklessness or willful misconduct of DNAS or breach of this Agreement by DNAS.

10.3 PROCEDURE. Except as otherwise provided in SECTION 8.6, the indemnities set forth in this ARTICLE X are subject to the condition that the Party seeking indemnification (the


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         "INDEMNIFIED PARTY") shall promptly notify the other Party (the
         "INDEMNIFYING PARTY") on being notified or otherwise made aware of a suit, action or claim and that the Indemnifying Party defend and control any proceedings with the Indemnified Party being permitted to participate at its own expense (unless there shall be a conflict of interest which would prevent representation by joint counsel, in which event the Indemnifying Party shall pay for counsel selected by the Indemnified Party reasonably acceptable to the Indemnifying Party); provided, that, the Indemnifying Party may not settle the suit or otherwise consent to any judgment in such suit in any manner that could reasonably be deemed to adversely affect the Indemnified Party without the written consent of such Indemnified Party (such consent not to be unreasonably withheld). The Parties shall cooperate in the defense of any third party claim for which indemnification is to be provided pursuant to SECTION 10.1 OR 10.2.

10.4 DISCLAIMER. EXCEPT AS PROVIDED IN THIS ARTICLE X, NEITHER PARTY SHALL BE LIABLE TO THE OTHER UNDER THIS AGREEMENT FOR ANY SPECIAL, CONSEQUENTIAL OR INCIDENTAL DAMAGES, INCLUDING ANY LOSS OF PROFITS OR BUSINESS OPPORTUNITY, EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.


                                    ARTICLE XI
                           INSURANCE AND HOLD HARMLESS

11.1 DNAS shall maintain worker's compensation and employer's liability insurance upon its employees as required by law. DNAS shall also maintain comprehensive liability insurance for all operations necessary and incidental to the conduct of this Agreement.


                                   ARTICLE XII
                                 CONFIDENTIALITY

12.1 CONFIDENTIAL INFORMATION. During the term of this Agreement and for seven (7) years thereafter without regard to the means of termination, neither APBiotech nor DNAS shall use, for any purpose other than the purpose of this Agreement, reveal or disclose to any third party information and materials disclosed by the other Party (whether prior to or during the term of this Agreement), and marked as confidential, including information provided by a Party to the other Party prior to the Effective Date ("CONFIDENTIAL INFORMATION") without first obtaining the written consent of the other Party, except (i) as required by law or court order (subject to the disclosing Party's obligation to seek confidential treatment of such information where available and to use reasonable efforts to notify the other Party of such required disclosure, in which case any information not disclosed publicly in any such proceeding shall remain subject to confidentiality and non-use obligations hereunder); or (ii) as required in connection with any filings made with, or by the disclosure policies of a major stock exchange (subject to the disclosing Party's obligation to seek confidential treatment of such information where available and to use reasonable efforts to notify the other Party of such required disclosure, in which case any information not disclosed publicly in any such proceeding shall remain subject to confidentiality and non-use obligations hereunder); or (iii) in the case of APBiotech, to provide Confidential Information of DNAS to APBiotech's Affiliates and APBiotech's


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COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.


                                       18.

         and its Affiliates' sublicensees, distributors and partners and to their potential sublicensees, distributors and partners that are bound by obligations of confidentiality and non-use with respect thereto commensurate in scope with this SECTION 12.1. This confidentiality obligation shall not apply to any Confidential Information to the extent such information (a) is or becomes a matter of public knowledge, through no fault of the receiving Party; (b) is already in the possession of the receiving Party, as evidenced by competent written proof; (c) is disclosed non-confidentially to the receiving Party by a third party having the right to do so; (d) is subsequently and independently developed by employees of the receiving Party or Affiliates thereof without reference to the Confidential Information disclosed, as evidenced by competent written proof. The Parties shall take reasonable measures to assure that any person or entity permitted to receive Confidential Information of the other Party pursuant to this SECTION 12.1 does not disclose or use, in any unpermitted manner, any Confidential Information of the other Party.

12.2 CERTAIN DISCLOSURE LIMITATIONS. DNAS and APBiotech agree to limit the disclosure of any Confidential Information received hereunder to such of its employees and consultants and its Affiliates and with respect to APBiotech, APBiotech's and its Affiliates' sublicensees, distributors and partners and to their potential sublicensees, distributors and partners as are necessary to carry out the provisions of this Agreement and who are likewise bound by written obligations of confidentiality which are comparable to, or more stringent than, the provisions of this
         ARTICLE XII.


                                   ARTICLE XIII
                              TERM AND TERMINATION

13.1     TERM.

         13.1.1 The term of the R&D Program conducted pursuant to this Agreement shall commence on the Effective Date and unless sooner terminated by mutual agreement, or as expressly provided in this ARTICLE XIII, shall expire thirty-six (36) months after the Effective Date. During the term of this Agreement, the R&D Program may be renewed for additional one
                  (1) year terms by mutual agreement of the Parties in writing at least ninety (90) days prior to the expiration of the then current term.

         13.1.2 The term of this Agreement shall commence upon the Effective Date and continue until the later of (i) the last to expire patent included in the Background Technology or Intellectual Property owned by DNAS, or (ii) ten (10) years after first commercial sale of a Microchannel Plate Platform.

13.2 TERMINATION OF THE R&D PROGRAM. Either Party will have the right to terminate the R&D Program for any reason upon six (6) months prior written notice to the other Party, provided that any such termination may not occur earlier than thirty (30) months after the Effective Date.


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                                       19.

13.3 TERMINATION OF THE AGREEMENT. Either Party will have the right to terminate this Agreement:

         13.3.1 TERMINATION OF THE AGREEMENT. Either Party will have the right to terminate this Agreement:

         13.3.2 on written notice, in the event that the other Party has been adjudged bankrupt, made an assignment for the benefit of creditors, been placed in the hands of a receiver or trustee in bankruptcy or has otherwise been adjudged or become insolvent; provided that, this SECTION 13.3 notwithstanding, in no event shall APBiotech be permitted to terminate this Agreement without paying in full the technology access fee set forth in SECTION 4.1.

13.4     EFFECT OF TERMINATION.

         13.4.1   Upon termination of this Agreement by either Party pursuant to
                  SECTION 13.3.1,

                       (i) all rights and licenses granted hereunder by the
                  nondefaulting Party to the defaulting Party shall immediately revert to and become fully vested in the nondefaulting Party; and,

                       (ii) all licenses and rights granted to the
                  nondefaulting Party shall survive any such termination as if this Agreement had not been so terminated. The defaulting Party shall return or destroy, as instructed, all documents and any Confidential Information supplied to it or its Affiliates by the other non-defaulting Party.

         13.4.2   In the event that DNAS terminates this Agreement pursuant to
                  SECTION 13.3.1, APBiotech shall immediately pay to DNAS any unpaid balance of the technology access fee set forth in
                  SECTION 4.1.

13.5 SURVIVAL. Expiration or termination of this Agreement shall not affect any obligation of either Party accruing to the other Party under the provisions of this Agreement prior to such expiration or termination. The following sections and articles shall survive termination or expiration of this Agreement for any reasons: ARTICLE X (Indemnification; Limitation on Liability) as necessary to cover claims arising during the term of this Agreement and Article XII (Confidentiality), SECTION 7.1 (Ownership of Background Technology),
         SECTION 6.4 (Reagent Supply) unless termination is by APBiotech pursuant to SECTION 13.3.1, SECTION 8.2 (Patent Prosecution and Maintenance), SECTION 8.3 (Cooperation), SECTION 13.4 (Effect of Termination), and SECTION 14.10 (Governing Law). Without in any way limiting the foregoing, upon termination of this Agreement pursuant to
         SECTION 13.3.1: (i) by APBiotech, SECTION 7.3 shall also survive any such termination of this Agreement; and (ii) by DNAS, SECTION 7.4 shall also survive any such termination of this Agreement.


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                                       20.

                                   ARTICLE XIV
                                  MISCELLANEOUS

14.1 FORCE MAJEURE. If either Party is prevented from complying, either totally or in part, with any of the terms or provisions of this Agreement, by reason of force majeure, including, acts of God, fire, explosion, earthquake, storm, flood, drought, strike, lockout or other labor trouble, war, riot, rebellion, accident, sabotage, accident, embargo, or compliance with any order, direction or request from any governmental agency or office and/or any other cause or externally induced casualty reasonably beyond its control, whether similar to the foregoing matters or not, then, upon written notice by the Party liable to perform to the other Party, the requirements of this Agreement or such of its provisions as may be affected, and to the extent so affected, shall be suspended during the period of such disability, provided that the affected Party uses reasonable efforts to overcome such event.

14.2 PRESS RELEASES. Neither Party shall publish any press releases, or make any public presentation, regarding the subject matter of this Agreement without prior written consent of the other Party (which consent shall not be unreasonably delayed or withheld), except as may be required by law or the rules of any securities exchange.

14.3 MODIFICATION. No modification, alteration or amendment shall be effective unless made in writing unless made in writing, dated and signed by a duly authorized representative of both Parties.

14.4 WAIVER. No term or condition of this Agreement shall be considered waived unless reduced to writing and duly executed by a duly authorized officer of the waiving Party. Any waiver by any Party of a breach of any term or condition of this Agreement will not be considered as a waiver of any subsequent breach of this Agreement, of that term or condition or any other term or condition hereof.

14.5 ASSIGNMENT. This Agreement may not be assigned or otherwise transferred, nor may any rights or obligations hereunder be assigned, by either Party without the prior written consent of the other Party, which consent shall not be unreasonably withheld or delayed; provided, however, that APBiotech or DNAS may assign this Agreement and its rights and obligations hereunder: (i) to an Affiliate; (ii) in connection with the transfer or sale of all or substantially all of its assets to which this Agreement relates; or (iii) in the event of its merger or consolidation with another company. Any purported assignment in violation of this paragraph shall be null and void. Any permitted assignee shall assume all obligations of its assignor under this Agreement.

14.6 SEVERABILITY. In the event that any provision of this Agreement shall be held to be unenforceable, invalid or in contravention of applicable law, such provision shall be of no effect, and the Parties shall negotiate in good faith to replace such provision with a provision which effects to the extent possible the original intent of such provision. In case such provisions cannot be agreed upon, the invalidity of one or several provisions of the Agreement shall not affect the validity of the Agreement as a whole, unless the invalid provisions are of such essential importance to this Agreement that it is to be


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                                       21.

         reasonably concluded that the Parties would not have entered into this Agreement without the invalid provisions.

14.7 NOTICES. Any notice required or permitted to be given or made under this Agreement shall be in writing, delivered personally, by facsimile or by courier, to the address indicated on the first page of this Agreement (marked to the attention of General Counsel, if to APBiotech, and to the attention of the President, if to DNAS). The Parties may change the address at which notice is to be given by giving notice to the other Party as herein provided. All notices shall be deemed effective upon receipt by the Party to whom it is addressed.

14.8 RELATIONSHIP OF THE PARTIES. The relationship hereby established between APBiotech and DNAS is solely that of independent contractors. Neither Party shall, by virtue of this Agreement, have any power to bind the other to any obligation or incur expenses on behalf of the other, nor shall this Agreement create any relationship of agency, partnership or joint venture. Without in any way limiting the foregoing, DNAS hereby acknowledges, on behalf of itself and its personnel, that neither DNAS nor its personnel are entitled to any of the benefits provided by APBiotech to its active employees, including but not limited to, medical benefits and group life insurance benefits.

14.9 INTERPRETATION. This Agreement shall be deemed to comprise the language mutually chosen by the Parties, has been prepared jointly and no rule of strict construction shall be applied against either Party. In this Agreement, the word "including" shall be deemed to be followed by the phrase "without limitation." The headings of the several sections of this Agreement are intended for convenience of reference only and are not intended to affect the interpretation of this Agreement.

14.10 GOVERNING LAW. This Agreement and its execution, validity and interpretation shall be governed by and construed in accordance with the applicable federal laws of the United States and the law of the State of California, without references to conflicts of laws principles.

14.11 ENTIRE AGREEMENT. This Agreement, together with all Exhibits hereto, and the Purchase Agreement supersede all prior understandings, agreements, representations and warranties between the Parties, oral or written, with respect to the subject matter hereof, and comprise the entire agreement between the Parties with respect to the subject matter hereof. In the event of any conflict or inconsistency between the provisions of APBiotech's standard terms and conditions set forth on EXHIBITS D AND E or the Purchase Agreement and the provisions of the body of this Agreement, the provisions set forth in the body of this Agreement shall prevail with the specific matter referenced herein.

14.12 COUNTERPARTS. This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

                                      ****


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                                       22.

         IN WITNESS WHEREOF, the Parties hereto have duly executed this Agreement as of the date first above written.



        AMERSHAM PHARMACIA BIOTECH, INC.

        By: /s/  ANDREW D. RACKEAR
           -----------------------------
                    (Signature)

        Name:     Andrew d. Rackear
             ---------------------------
                    (Please Print)

       Title:         President
             -----------------------------



        DNA SCIENCES, INC.

        By: /s/ S.B. LEHRER
           -----------------------------
                    (Signature)

        Name: Steve Lehrer
             ---------------------------
                    (Please Print)

        Title:  Chief Business Officer



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                                       23.

                                    EXHIBIT A

                           MICROCHANNEL PLATE PLATFORM

MCP PRODUCT TARGET DEFINITION       (Rev. 22 December 2000)
TABLE OF CONTENTS

1.       INTRODUCTION
2.       FUNCTIONAL REQUIREMENTS
           2.1    Application
                  2.1.1    [ * ]
           2.2    [ * ]  Configuration
                  2.4      Operating Environment
                  2.5      Regulatory Compliance
                  2.6      Market and Competitive Environment
3.       USER INTERFACE REQUIREMENTS
         3.1      [ * ]
4.       TECHNOLOGY REQUIREMENTS
         4.1      [ * ]
5.       PERFORMANCE REQUIREMENTS
         5.1      [ * ]

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                                       1.

OVERVIEW

This document lists the high level requirements for the Microchannel Plate Platform product development and will be used as the basis for the Technical Specification.

1.       INTRODUCTION

The goal of this proposal is to define requirements for the commercial MCP electrophoresis system. This system will perform sequencing and genotyping detection [ * ] The instrument will be fully automated and capable of running [ * ]. [ * ].

Multiple customers drive the requirements of the commercial product. The top customers are: [ * ]

               Manufacturing and Production - [ * ]

     Field service - The field service organization (for the proposed project) will be part of the development team. As such all common rules of [ * ] should hold and taken into consideration. System design should be [ * ] Diagnostics in the field and replacement strategies have to be [ * ] Reduction of [ * ]. Meeting low [ * ].

[ * ]:

2.       FUNCTIONAL REQUIREMENTS

This section describes functional requirements for the MCP system. Functional requirements specify the functionality and features required of the MCP system.

         2.1      APPLICATION

                  MCP system will provide a platform for electrophoresis analysis. The following are the applications that will be run on the system

                  -    2.1.1   [ * ]

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                                       2.

3.       USER INTERFACE REQUIREMENTS

This section describes user interface requirements for the MCP system. [ * ].

  3.1   [ * ]

4.       TECHNOLOGY REQUIREMENTS

THIS SECTION DESCRIBES TECHNOLOGY REQUIREMENTS FOR THE MCP SYSTEM. [ * ].


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                                       3.

5.0      PERFORMANCE REQUIREMENTS

This section describes high-level performance requirements for the MCP system.


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                                       4.

5.1      [ * ]


                    -     5.3     [ * ] MANAGEMENT

                  [ * ]


         5.4      RELIABILITY

                  MCP system shall meet the following requirements:

                    -    [ * ]

         5.5      USERS

                  MCP system should have the capability of serving various users:


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                                       5.

                 [ * ]

                  5.6      ROBUSTNESS

                    -    [ * ]

         5.7      DIAGNOSTICS

                  [ * ]

         5.8      ERROR HANDLING

                  TBD

         5.9      RUN OFF CONDITIONS
                    -    [ * ]

         5.10     TESTING

                  TBD

         5.11     COST

                  MCP system cost should meet the following:

                    -    [ * ]

         5.12     MCP

                  [ * ]

         5.13     PHYSICAL ATTRIBUTES

                  [ * ]

         5.14     SYSTEM CONTROL

                  [ * ]


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                                       6.

         5.15     UI RESPONSE TIME

                  [ * ]

         5.16     DATA EXPORT

                  [ * ]

         [ * ]

                  [ * ]

         [ * ]

         5.19     [ * ] TEMPERATURE
                  [ * ]



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                                       7.

                                    EXHIBIT B

                                      (none)












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                                        1.

                                    EXHIBIT C

                                 DNA TEAM MEMBERS

                                       [ * ]











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                                       2.

                                    EXHIBIT D

                               APBIOTECH'S STANDARD

                               TERMS AND CONDITIONS












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                                       3.

DNA SCIENCES

1.       GENERAL

1.1      In these Conditions:

The BUYER means the person, firm, company or other organisation who or which has ordered Products and/or Services from the Company;

The COMPANY means Amersham Pharmacia Biotech Inc.;

The EQUIPMENT means all items manufactured or supplied by the Company which are of a capital nature including without limitation, instruments, computers, printers and non-expendable accessories/spare parts;

The GOODS means all items manufactured or supplied by the Company other than the Equipment including without limitation, biochemicals;

The PRODUCTS means any Goods or Equipment agreed to be supplied by the Company; and

The SERVICES means all advice given and services performed by the Company.

1.2 These Conditions shall be incorporated into each Contract and shall govern each Contract to the exclusion of any conditions of the Buyer. These Conditions may not be varied or waived except with the express written agreement of the Company.

2.       PRICES AND QUOTATIONS

2.1 The price of the Products and/or Services will be the Company's quoted price inclusive of any duties but exclusive of value added or other taxes. All quotations issued by the Company for the supply of Products and/or Services shall remain open for acceptance for the period stated in the quotation or, if none is stated, for ninety (90) days. In all other cases, prices payable are those currently in effect. Unless otherwise agreed in writing, extra charges will be made for all applicable handling, freight, containment, packaging, insurance or similar costs.

2.2 The Company shall not modify prices at any time before delivery to the Buyer unless to reflect any changes to its costs resulting from any alteration in or addition to the Buyer's requirements.

3.       PAYMENT

3.1 Unless otherwise agreed in writing payment in full shall be made to the Company in the currency invoiced no later than thirty (30) days from the date of invoice.

3.2      In the event of late payment the Company reserves the right:

         (i) to suspend deliveries and/or cancel any of its outstanding obligations; and

         (ii) to charge interest at an annual rate equal to 12% on all unpaid amounts calculated on a day to day basis until the actual date of payment.

4.       CHANGES

4.1 The Company reserves the right to make any change on prior notice in the specification of the Products which does not materially affect the installation, performance or price thereof. The Buyer shall confirm or cancel any order promptly on receipt of such notice.

4.2 PRODUCTS MAY ONLY BE RETURNED AT COMPANY'S OPTION, AND WITH PRIOR AUTHORIZATION. A RESTOCKING CHARGE WILL BE APPLIED TO SHIPMENTS RETURNED FOR EXCHANGE OR CREDIT.

5.       DELIVERY

5.1 The Company will select the method of shipment and the carrier to be used, unless otherwise agreed. Shipment will be F.O.B. Company's shipping point. Company will not be responsible for any loss or damage to the Products following delivery to the carrier. Damaged items cannot be returned without authorisation.

5.2 If the Buyer fails to accept delivery of the Products within a reasonable period after receiving notice from the Company that they are ready for delivery, the Company may dispose of or store the Products at the Buyer's expense.

5.3 The Company will use all reasonable endeavours to avoid delay in delivery on the notified delivery dates. Failure to deliver by the specified date will not be a sufficient cause for cancellation, nor will the Company be liable for any direct, indirect, consequential or economic loss due to delay in delivery.

5.4 The Buyer shall notify the Company within five (5) working days in writing of any short delivery or defects reasonably discoverable on careful examination. The Company's sole obligation shall be, at its option, to replace or repair any defective Products or refund the purchase price of any undelivered Products.

5.5 Where delivery of any Product requires an export license or other authorisation before shipment, the Company shall not be responsible for any delay in delivery due to delay in, or refusal of, such licence or authorisation.


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                                       2.

6.       RISK AND TITLE

6.1 THE BUYER SHALL BEAR THE RISK OF LOSS TO THE PRODUCTS AFTER DELIVERY TO THE CARRIER. FULL LEGAL AND EQUITABLE TITLE AND INTEREST IN THE GOODS AND EQUIPMENT SHALL PASS TO THE BUYER ON DELIVERY TO THE CARRIER. THE BUYER AGREES NOT TO DISPOSE OF OR RESELL THE EQUIPMENT UNTIL IT HAS BEEN PAID IN FULL.

7.       SERVICES

7.1 Where the Company is to provide Services the Buyer shall ensure that adequate and safe facilities exist at its premises and that the Company is properly notified of any relevant regulations.

8.       WARRANTY

8.1. GOODS - The Company warrants that its Goods meet specifications at the time of shipment. All warranty claims on Goods must be made within thirty
(30) days of receipt of the goods. The Company's sole liability and Buyer's exclusive remedy for a breach of this warranty is limited to repair, replacement or refund at the sole option of the Company.

8.2 EQUIPMENT - The Company's Equipment of its own manufacture is warranted from date of shipment to be free of defects in workmanship or materials under normal usage for a period of one year. The Company's sole liability and Buyer's exclusive remedy for a breach of this warranty is limited to repair, replacement or refund at the sole option of the Company.

8.3 SERVICES - The Company warrants that all Services will be carried out with reasonable care and skill. The Company's sole liability for breach of this warranty shall be at its option to give credit for or reperform the Services in question. This warranty shall only extend for a period of sixty
(60) days after the completion of the Services.

8.4 ALL OTHER WARRANTIES, REPRESENTATIONS, TERMS AND CONDITIONS (STATUTORY, EXPRESS, IMPLIED OR OTHERWISE) AS TO QUALITY, CONDITION, DESCRIPTION, MERCHANTABILITY OR FITNESS FOR PURPOSE (EXCEPT FOR THE IMPLIED WARRANTY OF TITLE) ARE HEREBY EXPRESSLY EXCLUDED.

9.       LIMIT OF LIABILITY

9.1 The Company shall have no liability under the warranties contained in Condition 8 in respect of any defect in the Products arising from: specifications or materials supplied by the Buyer; fair wear and tear; wilful damage or negligence of the Buyer or its employees or agents; abnormal working conditions at the Buyer's premises; failure to follow the Company's instructions (whether oral or in writing); misuse or alteration or repair of the Products without the Company's approval; or if the total price for the products has not been paid.

9.2 THE COMPANY SHALL IN NO EVENT BE LIABLE FOR ANY INDIRECT OR CONSEQUENTIAL, OR PUNITIVE DAMAGES OF ANY KIND FROM ANY CAUSE ARISING OUT OF THE SALE, INSTALLATION, USE OR INABILITY TO USE ANY PRODUCT OR SERVICE, INCLUDING WITHOUT LIMITATION, LOSS OF PROFITS, GOODWILL OR BUSINESS INTERRUPTION.

9.3 The exclusion of liability in these terms and conditions shall not apply in respect of death or personal injury caused by the Company's negligence.

9.4 The Company shall not be bound by any representations or statements on the part of its employees or agents whether oral or in writing including those made in catalogues and other promotional material.

10.      INTELLECTUAL PROPERTY RIGHTS

10.1 Where the Buyer supplies designs, drawings, and specifications to the Company to enable it to manufacture non-standard or custom made Products the Buyer warrants that such manufacture will not infringe the intellectual property rights of any third party.

10.2 All intellectual property rights in the Products, and/or Services, shall at all times remain vested in the Company.

11.      HEALTH SAFETY AND WASTE

The Buyer shall ensure that:

         (i)   the specification of the Products is safe for the intended use;

         (ii)  the Products are handled in a safe manner; and

         (iii) any waste originating from the Products is disposed of in accordance with any relevant regulations.


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BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE
COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.


                                       3.

12. INDEMNITIES Except where the claim arises as a result of the negligence of the Company, the Buyer shall indemnify the Company in respect of any claim which may be made against the Company:

         (i)  arising in connection with the Buyer's use of the Products;

         (ii) alleging that the use to which the Products are put infringes the intellectual property rights of any third party.

13. INSOLVENCY In the event that the Buyer becomes bankrupt or, being a company, goes into liquidation (other than for the purposes of reconstruction or amalgamation), the Company shall be entitled immediately to terminate the Contract without notice and without prejudice to any other rights of the Company hereunder.

14.      FORCE MAJEURE

14.1 The Company shall not be liable in respect of the non-performance of any of its obligations to the extent such performance is prevented by any circumstances beyond its reasonable control including but not limited to strikes, lock outs or labour disputes of any kind (whether relating to its own employees or others), fire, flood, explosion, natural catastrophe, military operations, blockade, sabotage, revolution, riot, civil commotion, war or civil war, plant breakdown, computer or other equipment failure and inability to obtain equipment.

14.2 If an event of force majeure exceeds one month the Seller may cancel the Contract without liability.

15. COMPUTER PROGRAMME LICENCE Where the Company's instruments are intended to be used with a particular licensed computer programme supplied by the Company, the use of any other programme shall void the Company warranty. The Buyer is hereby granted a non-exclusive, non-transferable licence to use the licensed computer programme only with the instruments supplied by the Company. No rights are granted to produce copies of, reverse-engineer, or create any derivative works based upon the licensed computer programme.

16.      GOVERNING LAW

THE CONTRACT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW JERSEY. ANY CONTROVERSIES OR CLAIMS ARISING FROM OR RELATING TO THIS AGREEMENT SHALL BE ADJUDICATED EXCLUSIVELY BY A FEDERAL OR STATE COURT WHOSE TERRITORIAL JURISDICTION ENCOMPASSES THE STATE OF NEW JERSEY.


[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.


                                       4.

                                    EXHIBIT E

                                    REAGENTS

First year all [ * ] as highlighted in the following schedule.

---------------------------------------------------------------------------------------------------------------------
                [ * ] PER            LPA                      CAPS                    ET TERMS                TOTAL
                   DAY                               (ASSUME [ * ]LIFETIME)             [ * ]               PRICE PER
               (EQUIVALENT                                                                                    [ * ]
                  [ * ]     -----------------------------------------------------------------------------------------
                            Price per   Price per    Price per    Price per       Price per     Price per
                              [ * ]      [ * ]         [ * ]        [ * ]           [ * ]         [ * ]
---------------------------------------------------------------------------------------------------------------------
  FIRST YEAR       Any        [ * ]      [ * ]         [ * ]        [ * ]           [ * ]         [ * ]       [ * ]
---------------------------------------------------------------------------------------------------------------------
SUBSEQUENT            [ * ]   [ * ]      [ * ]         [ * ]        [ * ]           [ * ]         [ * ]       [ * ]
YEARS
               -------------                                                  ---------------------------------------
                      [ * ]                                                         [ * ]         [ * ]       [ * ]
               -------------                                                  ---------------------------------------
                      [ * ]                                                         [ * ]         [ * ]       [ * ]
               -------------                                                  --------------------------------------
                      [ * ]                                                         [ * ]         [ * ]       [ * ]
--------------------------------------------------------------------------------------------------------------------

Note: These prices assume a [ * ] and are not applicable for use with the NanoPrep technology.


[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

                                    EXHIBIT F

                                 REAGENTS LABEL

All goods and services are sold subject to the terms and conditions of sale of the company within the Amersham Pharmacia Biotech group which supplies them. A copy of these terms and conditions is available on request.

NOTICE TO PURCHASER; LIMITED LICENSE

This kit is sold pursuant to Authorization from PE Applied Biosystems under one or more of the following US Patents: 4,849,513; 5,015,733; 5,118,800; 5,118,802;
5,151,507; 5,171,534; 5,332,666; 5,242,796; 5,306,618; 5,366,860; 4,855,225 and
corresponding foreign patents and patent applications. The purchase of this kit includes limited non-transferable rights (without the right to resell, repackage, or further sublicense) under such patent rights to use this kit for DNA sequencing or fragment analysis, solely when used in conjunction with an automated instrument for DNA sequencing or fragment analysis which has been authorized for such use by PE Applied Biosystems, or for manual sequencing. Purchase of this product does not itself convey to the purchaser a complete license or right to perform automated DNA sequence and fragment analysis under the subject patents. No other license is hereby granted for use of this kit in any other automated sequence analysis instrument. The rights granted hereunder are solely for research and other uses that are not unlawful. No other license is granted expressly, impliedly, or by estoppel.

Further information on purchasing licenses to perform DNA sequence and fragment analysis may be obtained by contacting the Director of Licensing at PE Applied Biosystems, 850 Lincoln Centre Drive, Foster City, California 94404.

AMERSHAM PHARMACIA BIOTECH IS LICENSED AS A VENDOR FOR AUTHORIZED SEQUENCING AND FRAGMENT ANALYSIS INSTRUMENTS.

NOTICE TO PURCHASER ABOUT LIMITED LICENSE

The purchase of this kit (reagent) includes a limited non-exclusive sublicense under certain patents* to use the kit (reagent) to perforrr one or more patented DNA sequencing methods in those patents solely for use with Thermo Sequenase II DNA polymerase purchased from Amersham Pharmacia Biotech for research activities. No other license is granted expressly, impliedly or by estoppel. For information concerning availability of additional licenses to practice patented methodologies, contact Amersham Pharmacia Biotech Inc., Director, Business Development, 800 Centennial Avenue, PO Box 1327, Piscataway, NJ 08855 USA

* US Patent numbers 4,962,020, 5,173,411, 5,409,811, 5,498,523, 5,614,365 arid
5,674,716.Patents pending.

-The Polymerase Chain Reaction (PCR) is covered by patents owned by Roche Molecular Systems and F Hoffmann La-Roche Ltd. A license to use the PCR process for certain research and development activities accompanies the purchase of certain reagents from licensed suppliers such as Amersham Pharmacia Biotech and Affiliates when used in conjunction with an authorized thermal cycler.

Energy Transfer dyes and primers-US Patent numbers: 5,654,419, 5,688,648, and 5,707,804.

T7 Sequenase DNA polymerase-This reagent (kit) is covered by or suitable for use under one or more US Patent numbers: 4,795,699; 4,946,786; 4,942,130; 4,962,020; 4,994,372; 5,145,776; 5,173,411; 5,266,466, 5,409,811, 5,498,523
and 5,639,608. Patents pending in US and other countries.

Thermo Sequenase II DNA Polymerase-Patent pending.

-C-Amersham Pharmacia Biotech Inc. 1999-All rights reserved.
Printed in the United States.


[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

                                      EXHIBIT G

                                                                   DNA SCIENCES

                                INTELLECTUAL PROPERTY

===================================================================================================================================
#      DNAS REF     ATTY REF           TITLE             INVENTOR          APPLICATION   PATENT NO.   STATUS
                    COUNTRY                                                NO.           ISSUE DATE   REMARKS
                    ATTY(S) HANDLING                                       FILING DATE
-----------------------------------------------------------------------------------------------------------------------------------
1.     [ * ]        [ * ]              [ * ]             [ * ]             [ * ]                      [ * ]
-----------------------------------------------------------------------------------------------------------------------------------
2.     [ * ]        [ * ]              [ * ]             [ * ]             [ * ]                      [ * ]
-----------------------------------------------------------------------------------------------------------------------------------
3.     [ * ]        [ * ]              [ * ]             [ * ]             [ * ]                      [ * ]
-----------------------------------------------------------------------------------------------------------------------------------
4.     [ * ]        [ * ]              [ * ]             [ * ]             [ * ]                      [ * ]
===================================================================================================================================



[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

                                    EXHIBIT H

                               ARBITRATION PROCESS


GOVERNING LAW AND ARBITRATION

Any controversy or claim arising out of or relating to this Agreement, or to the breach hereof, or to the relationship between the parties, shall be settled exclusively by arbitration in New York City, New York. The arbitration shall be heard before three arbitrators. The International Arbitration Rules of the American Arbitration Association shall govern the arbitration.

The arbitrators shall apply the law of New Jersey (without regard to its choice of law rules) in determining the rights, obligations and liabilities of the parties. The arbitrators shall not have the power to alter, modify, amend, add to or subtract from any term or provision of this Agreement, nor to rule upon or grant any extension, renewal or continuance of this Agreement, nor to grant injunctive relief, including interim relief, of any nature. Judgment on the award of the arbitrators may be entered by any court having jurisdiction to do so. For this purpose, both DNA SCIENCES, INC. and Amersham consent to the jurisdiction of the courts of the State of New Jersey.



[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.